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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 21, 2005

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              0-25033                             63-1201350
      (Commission File Number)         (IRS Employer Identification No.)

     17 NORTH 20TH STREET, BIRMINGHAM, ALABAMA                     35203
      (Address of Principal Executive Offices)                   (Zip Code)

                                 (205) 327-3600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On July 21, 2005, The Banc Corporation (the "Company") announced that it had entered into agreements to buy out the existing employment agreements of David R. Carter, Chief Financial Officer of the Company, and F. Hampton McFadden, Jr., General Counsel of the Company, and had entered into new agreements with Mr. Carter and Mr. McFadden relating to the transition of their duties. These transactions were entered into as part of the continuing transition of the Company to a new management team and structure, which began in January 2005.

      See Item 5.02 below for additional information, including a brief description of the terms and conditions of such agreements that are material to the Company.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

      On July 21, 2005, in connection with the arrangements with David R. Carter and F. Hampton McFadden, Jr. described under Item 1.01 above and more particularly described under Item 5.02 below, the Employment Agreement, dated September 19, 2000, between the Company and Mr. Carter and the Employment Agreement, dated January 16, 2001, between the Company and Mr. McFadden were terminated.

      See Item 5.02 below for additional information, including a brief description of the terms and conditions of such agreements that are material to the Company.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

BACKGROUND

      Beginning in January 2005, the Company has implemented a significant transition from its founding management team to a new management team believed by the Company's Board of Directors to be well-positioned to lead the Company into its next phase of operational improvement and growth and to enhance stockholder value. In that regard, on January 24, 2005, the Board approved the retention of a new senior management team led by C. Stanley Bailey, Chief Executive Officer.

      In connection with that management transition, certain rights were triggered under the Company's existing employment agreements with David R. Carter, Chief Financial Officer, and F. Hampton McFadden, Jr., General Counsel, which would have allowed either or both of such officers to elect to terminate their employment agreements and receive, among other things, three

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years' compensation and associated benefits, together with certain other benefits. In order to help ensure a smooth transition to the new senior management team, the Board approved "standstill" agreements with the two officers, pursuant to which they agreed to continue to work under their existing employment agreements for a period ending January 24, 2006 while engaging in discussions with the Company concerning potential revisions to their employment arrangements. Under these standstill agreements, the officers reserved all rights to terminate their employment and receive the specified separation benefits.

      As a result of those discussions, the Company and the officers reached agreements whereby the Company would buy out its remaining obligations under the original employment agreements. The Company and the employees signed Memorandum Contracts reflecting the buyout arrangements as of June 30, 2005, which were binding subject to approval of definitive contracts by the Board of Directors. The Board approved those definitive contracts on July 21, 2005, effective as of June 30, 2005. Specific information concerning the contracts is provided below. The Company will recognize after-tax expense of approximately $2.0 million, or $0.11 per share, with respect to the new buy-out contracts in the second quarter of 2005.

AGREEMENTS WITH DAVID R. CARTER AND F. HAMPTON MCFADDEN, JR.

      The Company was a party to employment agreements with Mr. Carter and Mr. McFadden. These agreements are described in the Company's previous filings with the Securities and Exchange Commission, including the Company's Proxy Statement in connection with its 2005 Annual Meeting of Stockholders. These agreements have been bought out and terminated, and the Company has entered into new agreements with the officers, effective June 30, 2005. The material terms of the new agreements are as set forth below:

      Mr. Carter. The Company's subsidiary The Bank will pay to Mr. Carter, in a lump sum, an amount equal to the discounted present value of three times his annual base salary and other cash compensation, plus a cash amount in satisfaction of the Company's contractual obligation to provide certain health insurance benefits to him, for a total pre-tax cash payment of approximately $1.25 million. In addition, Mr. Carter will be fully vested in stock options and restricted stock previously granted to him and in benefits under his deferred compensation agreement with the Company, and will be entitled to certain other incidental benefits. In exchange for these payments, Mr. Carter will release the Company from all obligations under his previous employment agreement and will be restricted from certain activities that might be competitive with those of the Company.

      Mr. Carter will continue to serve as Chief Financial Officer of the Company through the filing of the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2005, and will serve thereafter as a consultant to the Bank for a period ending January 24, 2006, during which time he will receive his normal compensation.

      Mr. McFadden. The Company's subsidiary The Bank will pay to Mr. McFadden, in a lump sum, an amount equal to the discounted present value of three times his annual base salary and other cash compensation, plus a cash amount in satisfaction of the Company's contractual obligation to provide certain health insurance benefits to him, for a total pre-tax cash payment of

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approximately $1.10 million. In addition, Mr. McFadden will be fully vested in stock options and restricted stock previously granted to him and in benefits under his deferred compensation agreement with the Company, and will be entitled to certain other incidental benefits. In exchange for these payments, Mr. McFadden will release the Company from all obligations under his previous employment agreement and will be restricted from certain activities that might be competitive with those of the Company.

      Mr. McFadden will continue to serve as General Counsel of the Company through September 30, 2005, and will serve thereafter as an outside legal advisor to the Bank for a period ending January 24, 2006, during which time he will receive his normal compensation.

APPOINTMENT OF CHIEF ACCOUNTING OFFICER AND CONTROLLER

      The Board of Directors has appointed Chris Gossett as Chief Accounting Officer of the Company, an executive officer position, effective immediately. Mr. Gossett, age 42, became Controller of The Bank in 1999 and was named Chief Financial Officer of The Bank in 2003. Mr. Gossett is a Certified Public Accountant. The Company and Mr. Gossett are not parties to any employment agreement providing for a specified term of employment. However, the Company and Mr. Gossett are parties to an agreement dated April 1, 2002, under which Mr. Gossett would be entitled to one year's compensation (including bonus compensation) and immediate vesting of all unvested amounts under stock incentive or deferred compensation arrangements in the event that Mr. Gossett voluntarily terminates his employment for Good Reason (as defined) within one year after a Change in Control (as defined) of the Company.

      In addition, the Board of Directors has appointed Nicole Stokes, currently Controller of The Bank, to the additional position of Controller of the company, a non-executive officer position. Ms. Stokes is a Certified Public Accountant.

SECTION 7 - REGULATION FD

ITEM 7.01.  REGULATION FD DISCLOSURE.

      On July 21, 2005, the Company issued a press release which is attached to this Current Report on Form 8-K as Exhibit 99 and which announced the agreements and transactions described in this report. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

            (c) Exhibits

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
Exhibit 10-1   Employment Agreement, dated September 19, 2000, by and between The
               Banc Corporation and David R. Carter, filed as Exhibit (10)-14 to The
               Banc Corporation's Annual Report on Form 10-K for the year ended
               December 31, 2001, is hereby incorporated herein by reference.

Exhibit 10-2   Employment Agreement, dated as of January 16, 2001, by and between
               The Banc Corporation and F. Hampton McFadden, Jr.,  filed as Exhibit
               (10)-13 to The Banc Corporation's Registration Statement on Form S-l
               (Registration No. 333-82428) is hereby incorporated herein by reference.

Exhibit 10-3 Agreement, dated June 30, 2005, between The Banc Corporation, The Bank and David R. Carter

Exhibit 10-4 Agreement, dated June 30, 2005, between The Banc Corporation, The Bank and F. Hampton McFadden, Jr.

Exhibit 99     Press Release of The Banc Corporation issued July 21, 2005.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE BANC CORPORATION

Date: July 22, 2005                   By:    /s/ F. Hampton McFadden, Jr.
                                         ______________________________________
                                               F. Hampton McFadden, Jr.
                                      Executive Vice President, General Counsel
                                                   And Secretary